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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-8 of our report dated March 24, 1999, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
June 23, 1999


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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-8 of our report dated March 20, 1998 on the statement of revenues and certain expenses of 888 7th Avenue, for the year ended December 31, 1997, which report appears in the Form 8-K of Vornado Realty Trust, dated August 12, 1998 and filed with the Securities and Exchange Commission on February 12, 1999.

/s/ Deloitte & Touche LLP

New York, New York
June 23, 1999